SHUTTS & BOWEN LLP
1500 Miami Center
201 South Biscayne Boulevard
Miami, Florida 33131

February 14, 2013
INTL FCStone Inc.
708 Third Avenue, Suite 1500
New York, NY 10017

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as special counsel to INTL FCStone Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about February 15, 2013 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to $250,000,000 in initial aggregate offering price of: (i) common shares, par value $.01 per share, of the Company (the “Common Shares”); (ii) preferred shares, par value $.01 per share, of the Company (the “Preferred Shares”), in one or more series; (iii) debt securities of the Company (the “Debt Securities”), in one or more series; (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities or any combination thereof (the “Warrants”); and (v) units consisting of one or more of the securities described in clauses (i) through (iv) above (the “Units,” and together with the Common Shares, the Preferred Shares, the Debt Securities and the Warrants, the “Securities”).
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.    The Common Shares, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.
2.    The Preferred Shares, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.
3.    The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
4.    The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.    The Units, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company's Board of Directors (or an authorized committee thereof), the Company's Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company's Amended and Restated Bylaws and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such Securities; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company's Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and (vii) any Indenture or Warrant Agreement (each as defined below), or any Unit agreement, will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.
With respect to any Securities consisting of Preferred Shares, we have further assumed that the Company will issue and deliver the shares of the Preferred Shares being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Shares being issued and delivered.
With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) an Indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.
With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and non-assessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of Delaware and the laws of the New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Shutts & Bowen LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

Sincerely,

Shutts & Bowen LLP